Exhibit 10.3

OFFICER’S TERMS OF ENGAGEMENT AND GUARANTEES	TERMO DE COMPROMISSO E GARANTIAS DE DIRETOR

By this contract, on the one side, UAB Motors Participações S.A., having its registered offices at Rua do Rócio, No. 291, 4th floor, room 41, Vila Olímpia, Zip Code 04552-000, in the City of São Paulo, State of São Paulo, Brazil, enrolled with CNPJ/MF under No. 03.378.170/0001-00, hereby represented pursuant to its Bylaws (hereinafter referred to as "Company"), and

Pelo presente contrato, de um lado, UAB Motors Participações S.A., com sede na Rua do Rócio, nº 291, 4º andar, conjunto 41, Vila Olímpia, CEP 04552-000, na Cidade de São Paulo, Estado de São Paulo, Brasil, inscrita no CNPJ/MF sob nº 03.378.170/0001-00, representada de acordo com seu Estatuto Social (doravante denominada "Sociedade"); e,

On the other side, Lincoln da Cunha Pereira Filho, Brazilian citizen, legally separated, lawyer, bearer of Brazilian Identity Card RG No. 6.501.661 SSP/SP, enrolled with the Federal Individual Taxpayer’s Registry under CPF/MF

No. 051.166.888-01, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua das Jabuticabeiras, No. 775, Cidade Jardim, Zip Code 04574-011, (hereinafter referred to as “Officer”), both parties being jointly referred to as the "Parties”;

De outro lado, Lincoln da Cunha Pereira Filho, brasileiro, separado, advogado, portador do RG nº 6.501.661 SSP/SP, inscrito no CPF/MF sob nº 051.166.888-01, residente e domiciliado na Cidade de São Paulo, Estado de São Paulo, na Rua das Jabuticabeiras, nº 775, Cidade Jardim, CEP 04574-011 (doravante denominado "Diretor"), sendo ambas as partes denominadas, em conjunto, as "Partes":

RECITALS

1. The Company owns and operates passenger and small commercial vehicle dealerships, which sells new and used vehicles, parts, accessories, related financial and insurance products and offers warranty and repair services to their customers (“Activities”).

CONSIDERANDOS

1. A Sociedade possui e opera concessionárias de veículos de passeio e comerciais leves, as quais vendem veículos novos e usados, peças, acessórios, produtos relacionados a financiamentos e seguro e oferece garantia e serviços de reparos para seus clientes (“Atividades”).

NOW THEREFORE the Parties have decided to enter into this Terms of Engagement and Guarantees of Non-Employee Officer ("Instrument" or “Term of Engagement”), that shall govern the relation between the Parties as of February 28, 2013.

RESOLVEM as Partes, firmar o presente Instrumento de Compromisso e de Garantias do Exercício de Cargo de Diretor Estatuário - Não Empregado ("Instrumento" ou “Termo de Compromisso”), que regerá a relação entre as Partes a partir de 28 de fevereiro de 2013.

SECTION ONE	CLÁUSULA PRIMEIRA

1.1. Pursuant to the minutes of the Board of Directors’ meeting held on the date hereof, the Officer was appointed for such position in the Company and took office on the same date, for a term up to February 28, 2016 ("Term").

1.1. Nos termos da ata da reunião do Conselho de Administração da Sociedade realizada nesta data, o Diretor foi nomeado para tal cargo na Sociedade, tendo tomado posse na mesma data, com mandato válido até 28 de fevereiro de 2016 (“Mandato”).

1.1.1.    This Instrument shall be valid for the period of three (3) years and then revert to an indefinite term agreement following the initial three (3) year term. The agreement can be terminated in the case of a resignation or removal of the officer from his position for cause. In the case of a resignation, the officer must provide ninety (90) days of prior written notice.

1.1.1. O presente Instrumento terá vigência de 3 (três) anos e então será revertido para um contrato por prazo indeterminado após o prazo inicial de 3 (três) anos. O contrato poderá ser rescindido em caso de renúncia do Diretor ou destituição do Diretor por justa causa. Em caso de renúncia, o diretor deve comunicar a Sociedade mediante notificação com antecedência mínima de 90 (noventa) dias.

1.1.2.    In the event that this Agreement is terminated by the Company’s initiative, without cause, prior to the end of the Officer’s three (3) year initial term, the Company agrees to pay the Officer all compensation due up to the end of the initial three (3) year term.

1.1.2.1 For the purposes of this Agreement, “Cause” shall mean a serious violation of this Agreement or of the Officer’s duties. The Labor Code dispositions shall be considered only as a parameter for the verification thereof. Termination by the Company with Cause shall entitle the Officer to no payment of whatever title.

1.1.2.2 In the event this Agreement is terminated, the confidentiality obligation shall remain in force, as provided for in Section 4 below.

1.1.2. Em caso de rescisão deste Instrumento por iniciativa da Sociedade, sem justa causa, antes do término do prazo inicial de 3 (três) anos do Diretor, a Sociedade se compromete a pagar ao Diretor a remuneração prevista até o término da vigência do prazo inicial de 3 (três) anos.

1.1.2.1 Para fins deste Instrumento, considera-se “Justa Causa” a grave violação dos deveres e obrigações previstas neste Instrumento ou das obrigações do Diretor. As disposições da Consolidação das Leis do Trabalho devem ser consideradas apenas como parâmetro para sua apuração. Rescisão pela Sociedade com Justa Causa não conferirá ao Diretor nenhum pagamento a qualquer título.

1.1.2.2. Em caso de rescisão deste Instrumento, permanecerá vigente a obrigação de confidencialidade, conforme disposto na Cláusula 4 abaixo.

1.2. In exercising the administration and management of the Company, the Officer shall duly observe the Company’s By-laws and this Instrument.	1.2. No exercício da administração e gestão da Sociedade, o Diretor deve observar o Estatuto Social da Sociedade e este Termo de Compromisso.

SECTION TWO Duties and Responsibilities	CLÁUSULA SEGUNDA Atribuições e Responsabilidades

2.1. The Officer shall perform his duties with all the effort, dedication, loyalty, time and care that an ordinary person uses to manage his or her own business. To this end, the Officer shall have sufficient management autonomy and authority to conduct the Company’s operations.

2.1. O Diretor exercerá suas funções com todos os esforços, dedicação, lealdade, tempo e cuidado que uma pessoa comum usa para conduzir seu próprio negócio. Para este fim, o Diretor terá autonomia e autoridade administrativa suficientes para conduzir as operações da Sociedade.

2.2. Notwithstanding the provisions set forth herein, the Officer will not engage in any other business, profession or occupation for compensation or otherwise which would conflict with or interfere with the performance of his duties, without the prior written consent of the Company.

2.2.1. The Company hereby acknowledges and agrees, irrevocably and irreversibly, that the Officer can be a manager of United Auto Nagoya Comércio de Veículos Ltda., a company organized in accordance with the laws of Brazil, registered before the CNPJ/MF No. 03.962.539/0001-10 (“Nagoya”) as long as the Officer be a quotaholder thereof. As part of the officer’s compensation described in Section 3.1, a portion of this compensation may be paid through Nagoya if the Company elects to do so.

2.2. Sem prejuízo do aqui disposto, o Diretor não se envolverá em quaisquer outros negócios, profissão ou ocupação remunerada ou qualquer outra que possa conflitar ou interferir no exercício de suas funções, sem o prévio consentimento por escrito da Sociedade.

2.2.1 A Sociedade neste ato reconhece e permite, de forma irrevogável e irretratável, que o Diretor seja administrador da United Auto Nagoya Comércio de Veículos Ltda., sociedade empresária limitada co nstituída de acordo com as leis do Brasil, inscrita no CNPJ/MF sob o nº. 03.962.539/0001-10 (“Nagoya”), enquanto for sócio da Nagoya. Como parte da remuneração do Diretor descrita na Cláusula 3.1, uma porção dessa remuneração pode ser paga através da Nagoya se a Sociedade optar por fazê-lo.

2.3. The Officer hereby represents and warrants that he is not currently bound by or a party to any obligation or agreement that would or could prohibit or restrict him from performing services for the Company, or from performing any of his duties under this Instrument.

2.3. O Diretor, por meio deste Instrumento, declara e garante não estar atualmente vinculado ou ser parte em qualquer obrigação ou contrato que o proíba ou impeça ou possa proibí-lo ou impedí-lo de desempenhar serviços para a Sociedade, ou de desempenhar qualquer das obrigações assumidas neste Termo de Compromisso.

2.4. Except as otherwise set forth elsewhere in this Instrument, the Officer, during the period of validity of this Instrument, shall not render services, directly or indirectly, to third parties and/or companies that have the same, or similar, business activities as the Company, unless so requested or authorized by the Company.

2.4. Exceto se de outra forma previsto neste Termo de Compromisso, o Diretor, durante a vigência do presente Termo de Compromisso, não prestará serviços, direta ou indiretamente, para terceiros e/ou sociedades que tenham as mesmas, ou similares, atividades empresariais da Sociedade, salvo se assim solicitado ou autorizado pela Sociedade.

2.5. The Officer shall comply with any policies or procedures which may be implemented by the Company from time to time.

2.6. Any and all of the following acts, in order to be performed by the Officer, shall depend on the affirmative vote of the Company, by its capital stock or Board of Directors, as applicable:

(i)    any changes to the Articles of Association;

(ii)    the merger, consolidation, dissolution, transfer or winding up of the Company or any Subsidiary;

(iii)    any changes in the purposes of the Company as set forth in the Articles of Association or engaging, directly or through a Subsidiary, in any other business not related to such corporate purposes;

(iv)    taking any action and/or making any determination with respect to a voluntary request for bankruptcy or the judicial or extrajudicial reorganization relating to the Company or any Subsidiary;

(v)    except as otherwise specifically provided for in this Agreement, issuing any additional equity interest, acquiring an ownership interest in any Person or increasing corporate capital;

(vi)     purchase and sale of assets in an amount in excess of one hundred thousand Reais (R$ 100,000.00) (except for the purchase of vehicle inventory for resale in the normal course of business), or encumbrance of any of the Quotas;

(vii)    any direct or indirect transfer, mortgage, lien, ground lease, master lease, or other disposition of any kind of all or any part of any Property or the other assets of the Company or any Subsidiary;

2.5. O Diretor deverá cumprir com quaisquer políticas ou procedimentos que venham a ser implementados pela Sociedade de tempos em tempos.

2.6. Todo e qualquer dos seguintes atos, a fim de ser realizado pelo Diretor, dependerá do voto favorável da Sociedade, por seu capital social ou por seu Conselho de Administração, conforme o caso:

(i) quaisquer alterações ao Contrato Social;

(ii) a incorporação, fusão, dissolução, transferência ou liquidação da Sociedade ou de qualquer Subsidiária;

(iii) quaisquer alterações no objeto social da Sociedade conforme estabelecido no Contrato Social ou envolvendo, diretamente ou através de uma Subsidiária, qualquer outro negócio não relacionado a tal objeto social;

(iv) tomar qualquer ação e/ou fazer qualquer determinação em relação a um pedido voluntário de falência ou recuperação judicial ou extrajudicial relativo à Sociedade ou qualquer Subsidiária;

(v) exceto quando expressamente previsto no presente Instrumento, a emissão de qualquer participação societária adicional, aquisição de uma participação societária em qualquer Pessoa, ou aumento do capital social;

(vi) a compra e venda de ativos em montante superior a R$ 100.000,00 (cem mil reais) (exceto pela compra de inventário de veículos para revenda no curso normal dos negócios), ou oneração de qualquer das Quotas;

(vii) qualquer transferência direta ou indireta, hipoteca, penhor, arrendamento de terra, locação principal, ou outra disposição de qualquer tipo de toda ou qualquer parte de qualquer propriedade ou outros ativos da Sociedade ou de qualquer Subsidiária;

(viii)    approval of or modifications to the Annual Budget or Business Plan;

(ix)    initiating or settling any litigation by or on behalf of the Company or any Subsidiary; provided, however, that, for these purposes, the following litigation shall not be considered a Relevant Decision: (w) routine tenant dispossessory actions or other actions or claims with tenants or other occupants in the ordinary course including, without limitation, those relating to defaults of such tenants or audits of operating expenses or taxes; (x) actions with service providers involving routine claims; (y) matters fully covered by insurance (subject to deductibles); and (z) any other litigation in the ordinary course of business which is not Material Litigation;

(x)    the decision to conduct any environmental testing, studies or clean up on any property and making any other material decisions with respect to environmental laws or other environmental matters, or in addition to those already executed by the Company or its Subsidiaries;

(xi)    changing the Company’s or any Subsidiary’s name or the name under which the Company or any Subsidiary conduct their business;

(xii)    (x) engaging the independent accounting firm of the Company or its Subsidiaries; and (y) changing the taxable year or any material accounting method of the Company or its Subsidiaries or making any tax elections on behalf of the Company or its Subsidiaries; (w) make any decisions or enter into any agreements with respect to tax matters, in each case on behalf of the Company or any Subsidiary, including, without limitation, the selection of methods of depreciation to be used by the Company or any Subsidiary for tax purposes or the making of similar elections;

(viii) aprovação ou modificações no Orçamento Anual ou Plano de Negócios;

(ix) iniciar ou resolver qualquer litígio por ou em nome da Sociedade ou de qualquer Subsidiária, desde que, no entanto, para estes efeitos, o litígio seguinte não deva ser considerado uma Decisão Pertinente: (w) ações de rotina de despejo do inquilino ou outras ações ou reclamações com inquilinos ou outros ocupantes no curso normal, incluindo, sem limitação, os relativos à inadimplência de inquilinos tais ou auditorias de despesas operacionais e impostos; (x) ações com prestadores de serviços que envolvem demandas de rotina; (y) questões totalmente cobertas por seguro (sujeito a deduções); e (z) litígio qualquer outro no curso normal dos negócios, que não seja um Litígio Pertinente;

(x) a decisão de realizar qualquer teste ambiental, estudos ou limpeza em qualquer propriedade e de tomar decisões pertinentes no que diz respeito às leis ambientais ou outras questões ambientais, além daquelas já executadas pela Sociedade ou suas Subsidiárias;

(xi) alteração do nome da Sociedade ou de qualquer Subsidiária ou o nome sob o qual a Sociedade ou qualquer Subsidiária conduzem seus negócios;

(xii) (x) envolver a empresa de auditoria independente da Sociedade ou de suas Subsidiárias; e (y) mudança do ano fiscal ou de qualquer método pertinente de contabilidade da Sociedade ou de suas Subsidiárias ou de fazer quaisquer escolhas tributárias em nome da Sociedade ou de suas Subsidiárias; (w) tomar qualquer decisão ou celebrar qualquer acordo com relação a questões tributárias, em qualquer caso, em nome da Sociedade ou de qualquer Subsidiária, incluindo, sem limitação, a seleção de métodos de depreciação a ser utilizada pela Sociedade ou qualquer Subsidiária para efeitos fiscais ou a realização de escolhas similares;

(xiii)    except as otherwise provided in any Annual Budget or Business Plan, the determination of any capital, operating or other reserves necessary or advisable for the Company or its Subsidiaries in excess of one hundred thousand Reais (R$ 100,000.00); and (y) the determination to use either the “presumed profit” or “actual profit” method of accounting;

(xiv)    approval of any joint venture or co-investment of the Company or any Subsidiary with any third party;

(xv)    approving, amending or modifying this Agreement or any other organizational document of the Company or any Subsidiary;

(xvi)    the acquisition of direct and indirect interests in real property;

(xvii)    the appointment or replacement of liquidator(s), as well as the termination of the liquidation status;

(xviii)    liquidation or dissolution;

(xix)    approval of the beginning of any construction, development or expansion on any property leased of owned by the Company and the terms and conditions thereof;

(xx)    representing the Company in connection with administrative and judicial proceedings regarding tax authorities, and expending Company's funds for professional services and costs associated therewith;

(xiii) salvo disposição em contrário de qualquer Orçamento Anual ou Plano de Negócios, a determinação de qualquer capital, operacional ou outras reservas necessárias ou convenientes para a Sociedade ou suas Subsidiárias excedendo R$ 100.000,00 (cem mil reais); e (y) a determinação de usar o método de contabilização "lucro presumido" ou "lucro real";

(xiv) aprovação de qualquer joint venture ou co-investimento da Sociedade ou de qualquer Subsidiária com qualquer terceiro;

(xv) aprovar, alterar ou modificar o presente Instrumento ou qualquer outro documento organizacional da Sociedade ou de qualquer Subsidiária;

(xvi) a aquisição de participações diretas e indiretas em bens imóveis;

(xvii) a constituição ou a substituição do(s) liquidante(s), assim como o término do estado de liquidação;

(xviii) liquidação ou dissolução;

(xix) a aprovação do início de qualquer construção, desenvolvimento ou expansão em qualquer propriedade alugada ou de propriedade da Sociedade e os seus termos e condições;

(xx) representar a Sociedade em processos administrativos e judiciais relativos a autoridades fiscais, e gastar fundos da Sociedade para serviços profissionais e custos a estes associados;

(xxi)    approval of the terms and conditions of any indebtedness of the Company or any Subsidiary for borrowed money (including without limitation, loan documents and entering into any interest rate protection agreements) in an amount in excess of the limits established in the Annual Budget; (x) incurrence of lien, or granting of a guarantee, or collateral to secure indebtedness of an amount in excess of the limits established in the Annual Budget; (y) approval of the terms and conditions of any modification or amendment or refinancing of any loan or other financing in an amount in excess of the limits established in the Annual Budget; and (z) the granting or withholding of any approval right or making of any election, waiver or other determination under any loan;

(xxii)    entering into any agreement or obligation of an amount in excess of the limits established in the Annual Budget, including long-term commercial agreements (being any agreement of more than one (1) year duration), as the case may be;

(xxiii)    capital expenditures in an amount exceeding the limits established in the Annual Budget, in any twelve (12)-month period;

(xxiv)    responding to third parties with respect to third party rights of first refusal or first offer, buy/sell rights or similar rights howsoever denominated;

(xxv)    approving or modifying: (w) all leasing guidelines which are part of any Annual Budget and Business Plan; (x) all leases and extensions of leases that are not materially consistent with leasing guidelines; (y) all leases and extensions of leases, even if consistent with the leasing guidelines; or (z) the termination (or the acceptance of cancellation or surrender) of any lease other than in accordance with the terms of such lease; and

(xxvi)    any hiring, firing and setting of compensation for any officer or executive (including themselves) of the Company.

(xxi) aprovação dos termos e condições de qualquer dívida da Sociedade ou de qualquer Subsidiária referente a dinheiro emprestado (incluindo, sem limitação, os documentos de empréstimo e celebração de quaisquer acordos de proteção de taxa de juro) em um montante superior aos limites estabelecidos no Plano Anual; (x) constituição de ônus, ou a constituição de uma garantia ou caução para garantir endividamento de um montante superior aos limites estabelecidos no Orçamento Anual; (y) aprovação dos termos e condições de qualquer modificação ou alteração ou refinanciamento de qualquer empréstimo ou financiamento em um montante superior aos limites estabelecidos no Orçamento Anual; e (z) a concessão ou a recusa de qualquer direito aprovação ou realização de qualquer escolha, renúncia ou outra determinação sob qualquer empréstimo;

(xxii) celebrar qualquer acordo ou obrigação em um montante superior aos limites estabelecidos no Orçamento Anual, incluindo contratos comerciais de longo prazo (sendo qualquer acordo de mais de 1 (um) ano de duração), conforme o caso;

(xxiii) despesas de capital em montante superior aos limites estabelecidos no Orçamento Anual, em qualquer período de 12 (doze) meses;

(xxiv) responder a terceiros no que diz respeito aos direitos de preferência ou primeira oferta de terceiros, direitos de compra/venda ou direitos semelhantes conforme forem denominados;

(xxv) aprovar ou modificar: (w) todas as diretrizes de empréstimos que fazem parte de qualquer Orçamento Anual e Plano de Negócios; (x) todos empréstimos e prorrogações de empréstimos que não são sejam materialmente consistentes com as diretrizes de empréstimo; (y) todos os empréstimos e prorrogações de empréstimos, mesmo se coerentes com as orientações de empréstimos; ou (z) a rescisão (ou a aceitação de cancelamento ou rendição) de qualquer empréstimo que não seja de acordo com os termos do empréstimo; e

(xxvi) qualquer contratação, demissão e fixação de remuneração de qualquer diretor ou executivo (incluindo eles mesmos) da Sociedade.

SECTION THREE Compensation and Benefits	CLÁUSULA TERCEIRA Remuneração e Benefícios

3.1. The Officer will receive during the Term, annual compensation in the gross amount of eight hundred ninety six thousand, five hundred and fifty one reais (R$ 896,551.00) ("Annual Pro Labore"), which shall be paid in twelve (12) equal monthly installments of seventy four thousand, seven hundred and twelve reais and fifty eight cents (R$ 74,712.58) each ("Pro-Labore").

3.1. O Diretor receberá durante seu Mandato, remuneração anual no valor bruto de R$ 896.551,00 (oitocentos e noventa e seis mil, quinhentos e cinquenta e um reais) ("Pro Labore Anual"), que será pago em 12 (doze) parcelas iguais e mensais de R$ 74.712,58 (setenta e quatro mil, setecentos e doze reais e cinquenta e oito centavos) cada ("Pro Labore”).

3.2. The Pro-Labore will always be paid on the last business day of the month in which the services were rendered by the Officer.	3.2. O Pro Labore sempre será pago no último dia útil do mês no qual o serviço foi prestado pelo Diretor.

3.3. The Company will annually increase the Annual Pro Labore using the positive variation of the General Price Index to the Market - IGP-M, calculated by the Fundação Getúlio Vargas for such period, provided that the Parties may negotiate a new amount for the Pro Labore at any time, which shall be formalized upon a written amendment to this Term of Engagement.

3.3.1 The Company shall pay to the Officer an annual bonus based on the fulfillment of targets. Such bonus shall be negotiated by the Parties in up to sixty (60) days from the execution of this Agreement. Bonus targets may be modified from year to year at the beginning of each year.

3.3. A Sociedade irá aumentar anualmente o Pro Labore Anual utilizando a variação positiva do Índice Geral de Preços ao Mercado - IGP-M, calculado pela Fundação Getúlio Vargas para esse período, podendo as Partes negociar novo valor para o Pro Labore a qualquer tempo, o que deverá ser formalizado por meio de aditamento escrito ao presente Termo de Compromisso.

3.3.1. A Sociedade pagará ao Diretor um bônus anual em função do atingimento de metas a serem negociadas pelas Partes em até 60 (sessenta) dias contados da assinatura deste Instrumento. As metas para o bônus poderão ser modificadas ano a ano no início de cada ano.

3.4. The Officer will be entitled to participate in the Company’s Long Term Equity Incentive Plan and be considered for annual grants based on performance. The Plan is governed by the Plan document and award agreements associated with each grant.

3.4. O Diretor será elegível a participar do Plano de Incentivo de Longo Prazo da Sociedade e será considerado para concessões anuais baseadas em performance. O Plano é regido pelo documento do Plano e acordos de prêmios associados com cada concessão.

3.5. After each twelve (12) month period of his Term, the Officer shall be entitled to take paid leave for his activities for one or more periods, not exceeding a total aggregate period of up to (30) thirty calendar days.

3.5 Após cada período de 12 (doze) meses de vigência de seu Mandato, o Diretor fará jus a uma licença remunerada de suas atividades por um ou mais períodos, desde que não excedam o prazo agregado de até 30 (trinta) dias.

3.6. Additionally, the Company undertakes to grant the Officer cover under the Company’s medical plan at the same standard as the OMINT C21 plan, which shall be extended to his family (spouse, children and dependents).

3.7 The Officer shall be entitled to use 2 demo-cars, with licensing, maintenance and insurance costs borne by the Company.

3.8 The Officer shall be entitled also to a personal computer and cell phone provided and paid by the Company, on the terms set out in the internal policies for its executives.

3.9 The Officer will be entitled, during the term of this Instrument, to a D&O insurance with international standard equivalent to those offered by Group 1 Automotive, Inc to its executives.

3.6. Adicionalmente, a Sociedade se compromete a conceder integralmente ao Diretor um plano médico no mesmo padrão do plano OMINT C21, com cobertura estendida à família (esposa, filhos e/ou dependentes).

3.7 O Diretor tem direito à utilização de 2 veículos de frota (demo-cars), com despesas de licenciamento, manutenção e seguro cobertas pela Sociedade.

3.8 O Diretor ainda fará jus a computador e telefone celular fornecido e custeado pela Sociedade, nos termos de sua política interna para executivos.

3.9 O Diretor terá direito, durante toda a vigência deste Instrumento, a seguro D&O de padrões internacionais compatível com o atribuído pela Group 1 Automotive, Inc. aos seus administradores,

SECTION FOUR Confidentiality	CLÁUSULA QUARTA Confidencialidade

4.1. During and after the Officer’s Term, except in the proper course of his duties with the Company, as permitted by the Company or as required by law, the Officer will not disclose or use for his own benefit or for the benefit of any person other than the Company any Confidential Information. For these purposes, “Confidential Information” means:

(a) the business, financial arrangements or position of the Company;

(b) client lists and prospective client lists;

(c) advices to clients and other documents provided to clients;

(d) methods of operation;

(e) proposals or plans for marketing, promotion and other business activities;

(f) any of the dealings, transactions or affairs of the business of the Company or its clients;

(g) any of the terms of contracts, arrangements and transactions between the Company and its clients;

(h) any trade secret, intellectual property, technical information and know-how in relation to the process as an operation devised or owned or used by the Company which is not in the public domain including but not limited to unpublished designs, computer programs, research activities, formula and ideas;

(i) list and contact details of suppliers and details of contracts with suppliers;

(j) source codes and computer systems;

(k) personal information including identity of employees, Officers, consultants employed or engaged by the Company or any professional information regarding such personnel;

(l) details of Officer’s remuneration or bonus payments made to the Officer; and

(m) any information which the Company designates as being confidential or that the Officer might reasonably expect the Company to regard as confidential.

4.1. Durante e após o Mandato do Diretor, exceto no curso regular de suas funções com a Sociedade, conforme permitido pela Sociedade ou conforme exigido por lei, o Diretor não divulgará ou usará em benefício próprio ou de qualquer outra pessoa que não a Sociedade quaisquer Informações Confidenciais. Para estes fins, “Informações Confidenciais” são:

(a) negócios, acordos financeiros ou posição da Sociedade;

(b) lista de clientes e lista de clientes potenciais;

(c) conselhos para os clientes e outros documentos fornecidos aos clientes;

(d) métodos de operação;

(e) propostas ou planos de marketing, promoção e outras atividades de negócio;

(f) qualquer uma das transações, operações ou assuntos de negócios da Sociedade ou de seus clientes;

(g) qualquer um dos termos de contratos, acordos e transações entre a Sociedade e seus clientes;

(h) qualquer segredo comercial, propriedade intelectual, informação técnica e know-how em relação ao processo como uma operação concebida ou propriedade ou utilizado pela Sociedade que não é do domínio público, incluindo, mas não limitado a projetos inéditos, programas de computador, atividades de investigação, fórmula e ideias;

(i) a lista e os contatos de fornecedores e detalhes de contratos com fornecedores;

(j) os códigos-fonte e sistemas informáticos;

(k) informações pessoais, incluindo a identificação de funcionários, Diretores, consultores, empregados ou contratados pela Sociedade ou qualquer informação profissional a respeito de pessoal;

(l) detalhes da remuneração do Diretor ou de pagamento de bônus feitos para o Diretor, e

(m) qualquer informação que a Sociedade designa como sendo confidencial ou que o Diretor pode razoavelmente esperar que a Sociedade a considere como confidencial.

4.2. The Officer may disclose the Confidential Information when required by law or where such information is in the public domain.	4.2. O Diretor pode divulgar a Informação Confidencial se exigido por lei ou quando tal informação é de domínio público
SECTION FIVE Non-compete	CLÁUSULA QUINTA Não concorrência

5.1. The Officer, during the period of validity of his Term, and for the period of twelve (12) months after its termination (“Restraint Period”), shall not perform any act of competition (the “Act of Competition”) against the Company.

5.2. There shall be an Act of Competition, for the purposes of this Clause, if the Officer engages in any of the following:

(a) to solicit or canvass business, approach or accept any approach from any person who was at any time during the last twelve (12) months of Term, a Client of the Company with whom the Officer was actively involved, with a view to obtaining the custom of that person in a business that is the same or similar to the business conducted by the Company;

(b) to solicit, indicate, induce, recruit, hire, make hire or encourage any employee of the Company to leave their employment;

(c) to persuade, or attempt to persuade, any Client to cease doing business with or to reduce the amount of business it does with the Company, or solicit in the benefit of the Officer or any person or entity other than the Company the business of any Client;

(d) to interfere with the relationship between the Company and its Clients, employees or suppliers;

(e) to use his knowledge in any work that competes with the Company’s activities as either an owner, partner, representative, consultant, or employee;

(f) to create or acquire any interest in any company or groups which compete any activities of the Company, and;

(g) to own or engage in a business that is in competition with the Company.

5.2.1. For the purposes of this Clause, “Client” shall mean a client with whom the Officer had direct contact with during the twelve (12) months prior to the termination of his Term with the Company.

5.3. The Officer agrees and acknowledges that, in consideration of the payment to be received by him under this Instrument, the above non-compete obligations established in these Instrument are fair and reasonable and that the Officer is properly compensated for such non-compete obligations.

5.4. The Company reserves the right to take legal action in the event of any breach of these conditions.

5.5. The Company may, at any time, waive the right to demand from the Officer that he complies with the Restraint Period, including after such period is commenced.

5.1. O Diretor, durante a vigência do seu Mandato, e pelo prazo de 12 (doze) meses a contar de seu término (“Período de Limitação”), não exercerá qualquer ato de concorrência (o “Ato de Concorrência”) para com a Sociedade.

5.2. Considera-se Ato de Concorrência, para os fins desta Cláusula, se o Diretor incidir em qualquer dos seguintes:

(a) solicitar ou angariar negócios, abordar ou aceitar qualquer abordagem de qualquer pessoa que foi em qualquer momento durante os últimos 12 (doze) meses de Mandato, Cliente da Sociedade com quem o Diretor esteve ativamente envolvido, com vistas a obter o costume daquela pessoa em um negócio que é o mesmo ou similar ao negócio conduzido pela Sociedade;

(b) aliciar, indicar, induzir, recrutar, contratar, fazer contratar ou encorajar qualquer empregado da Sociedade a deixar seu emprego;

(c) persuadir, ou tentar persuadir, qualquer Cliente a deixar de realizar negócios com ou a reduzir a quantidade de negócios que ele realize com a Sociedade, ou aliciar em benefício do Diretor ou qualquer outra pessoa ou entidade que não a Sociedade o negócio de qualquer Cliente;

(d) interferir com o relacionamento entre a Sociedade e seus Clientes, empregados ou prestadores de serviços;

(e) usar seu conhecimento em qualquer trabalho que compita com as atividades da Sociedade, seja como proprietário, sócio, representante, consultor ou empregado;

(f) subscrever ou adquirir qualquer participação em qualquer empresa ou grupo que compita com as atividades da Sociedade, e;

(g) ser proprietário ou se engajar em negócio que importe em competição com a Sociedade.

5.2.1. Para os objetivos desta Cláusula, “Cliente” significa um cliente com o qual o Diretor tenha mantido contato direto durante os doze (12) meses que antecedem o término de seu Mandato na Sociedade.

5.3. O Diretor concorda e reconhece que, em consideração ao pagamento a ser recebido por ele sob este Termo de Compromisso, as obrigações de não-concorrência acima estabelecidas neste Termo de Compromisso são justas e razoáveis e que o Diretor é devidamente recompensado por tal obrigação de não-concorrência.

5.4. A Sociedade se reserva o direito de tomar medidas legais em caso de qualquer violação destas condições.

5.5. A Sociedade poderá, a qualquer tempo, renunciar ao direito de exigir do Diretor o cumprimento do Período de Limitação, inclusive após iniciado tal período.

SECTION SIX
Compliance with foreign corrupt practices act

6.1. The Officer shall at all times comply with United States laws applicable to Company’s actions on behalf of the Company and its subsidiaries and affiliates, including specifically, without limitation, the United States Foreign Corrupt Practices Act, generally codified in 15 USC 78 (“FCPA”), as the FCPA may hereafter be amended, and/or its successor statutes. If the Officer pleads guilty to or nolo contendere or admits civil or criminal liability under the FCPA or other applicable United States law, or if a court finds that The Officer has personal civil or criminal liability under the FCPA or other applicable United States law, or if a court finds that the Officer committed an action resulting in Company or any of its subsidiaries having civil or criminal liability or responsibility under the FCPA or other applicable United States law, such action or finding shall constitute “cause” for termination under this Agreement, unless the Board determines that the actions found to be in violation of the FCPA or other applicable United States law were taken in good faith and in compliance with all applicable policies of the Company. The rights afforded Employer under this provision is in addition to any and all rights and remedies otherwise afforded by the law.

CLÁUSULA 6
Cumprimento de práticas estrangeiras anticorrupção

6.1. O Diretor deve sempre cumprir com as leis dos Estados Unidos aplicáveis aos atos da Sociedade em nome da Sociedade e de suas subsidiárias e afiliadas, incluindo especificamente, sem limitação, “the United States Foreign Corrupt Practices Act,” Ato Americano de Práticas de Corrupção Estrangeiras, geralmente codificado em 15 USC 78 (“FCPA”), conforme venha a ser alterada, e / ou leis que a substituam. Se o Diretor se declarar culpado ou nolo contendere ou admitir responsabilidade civil ou penal nos termos da FCPA ou outra lei aplicável dos Estados Unidos, ou se um tribunal decidir que o Diretor tem responsabilidade civil ou criminal pessoal sob a FCPA ou outra lei aplicável dos Estados Unidos, ou se um tribunal considerar que o Diretor praticou um ato que resulte na Sociedade ou qualquer de suas subsidiárias terem responsabilidade civil ou criminal ou responsabilidade sob a FCPA ou outra lei aplicável dos Estados Unidos, tal ato ou decisão constituirá "causa" para rescisão deste Instrumento nos termos do presente a menos que o Conselho determine que as ações que se encontrem em violação do FCPA ou outra lei aplicável dos Estados Unidos foram tomadas de boa fé e em conformidade com todas as políticas aplicáveis da Sociedade. Os direitos concedidos ao abrigo desta disposição da Sociedade são adicionais a todos e quaisquer direitos e recursos de outra forma reconhecida pela lei.

SECTION SEVEN Miscellaneous	CLÁUSULA SÉTIMA Disposições Gerais

7.1. This Instrument contains the entire understanding of the Parties with respect to the Officer’s Term with the Company, and there are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein.

7.1. Este Termo de Compromisso constitui a totalidade do avençado entre as Partes com respeito ao Mandato do Diretor não existindo restrições, acordos, promessas, garantias, obrigações ou compromissos entre as partes com relação à matéria aqui tratada, além das expressamente estabelecidas aqui.

7.2. If any provision established in this Instrument is found to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining provisions.	7.2. Caso qualquer disposição estabelecida neste Termo de Compromisso seja considerada inválida ou sem efeito por qualquer motivo, tal invalidade não afetará as demais disposições.

7.3. All notices or communications hereunder will be in writing, addressed: (i) to the Company at the address set forth above, to the attention of the Manager and/or the electronic address (e-mail) of the Manager and (ii) to the Officer at the most recent residential address and/or electronic personal address (e-mail) (or to such other address as such Party may designate in a notice duly delivered as described below).

7.3. Todas as notificações ou comunicações abaixo deverão ser feitas por escrito, e endereçadas: (i) à Sociedade no endereço supramencionado, aos cuidados do Administrador e/ou endereço eletrônico (e-mail) do Administrador e (ii) ao Diretor em seu endereço residencial e/ou endereço eletrônico (e-mail) pessoal (ou a qualquer outro endereço designado por tal Parte em notificação devidamente entregue conforme descrito abaixo).

7.3.1. Any such notice or communication will be delivered by telecopy, by hand, by courier or registered mail, return receipt requested, postage prepaid, addressed as above, and in the case of delivery other than by hand, the third business day after the actual postage date will constitute the time at which notice was given.

7.3.1. Qualquer dessas notificações ou comunicações será entregue por meio de cópia, em mãos, por correio ou carta registrada, retorno do recibo requerido, correio pré-pago, endereçado conforme acima descrito, e no caso de entrega que não seja em mãos, o terceiro dia útil depois da efetiva data de postagem será considerada a data de entrega de tal notificação.

7.4. The Parties confer jurisdiction to enforce the provisions contained in this Instrument upon the courts of São Paulo, State of São Paulo, such courts elected by the parties hereto as the exclusive courts to decide upon any matter related to this Agreement.

7.4. As Partes conferem jurisdição para execução das disposições estabelecidas neste Termo de Compromisso às cortes de São Paulo, Estado de São Paulo, tais cortes eleitas pelas partes aqui como as exclusivas cortes para decidir sobre qualquer tema relacionado com este Instrumento.

7.5. These Instrument has been executed in both Portuguese and English languages. In the event of any inconsistency or conflict between the Portuguese and English version, the Portuguese version shall prevail and the English version shall be amended accordingly.

7.5. Este Termo de Compromisso foi firmado tanto em Português quanto em Inglês. Na hipótese de divergência entre a versão em Português e a em Inglês, a versão em Português prevalecerá e a versão em Inglês será aditada de acordo.

In witness whereof, the Parties sign this Instrument in two (2) counterparts of equal tenor and form, in the presence of the undersigned witnesses.	E, em decorrência do aqui descrito, as Partes assinam este Termo de Compromisso em duas (2) vias de mesmo conteúdo e forma, na presença das testemunhas abaixo assinadas.

São Paulo, February 28, 2013.	São Paulo, 28 de fevereiro de 2013.

/s/ Pietro G. dos Santos	/s/ Lincoln da Cunha Pereira Filho
UAB Motors Participações S.A. Nome/Name:________________________ Cargo/Title: ________________________	Lincoln da Cunha Pereira Filho

Witnesses/Testemunhas:

/s/ Rita Scorzo	/s/ Maria Celma Missias da Cruz
Nome: ID/RG:	Nome: ID/RG: